EXHIBIT 99.1

Adaptive Biotechnologies Reports Second Quarter 2025 Financial Results

SEATTLE, Aug. 05, 2025 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the quarter ended June 30, 2025.

“We delivered an outstanding second quarter, achieving profitability in our MRD business with accelerating top- and bottom-line growth,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “With 42% MRD revenue growth, 37% clonoSEQ volume growth and positive MRD adjusted EBITDA, we’re raising our MRD revenue guidance and lowering total company cash burn targets. We’re executing with discipline, urgency and precision to drive impact in MRD, advance Immune Medicine and create lasting value for patients, partners and shareholders.”

Recent Highlights

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Revenue for the second quarter of 2025 was $58.9 million. The MRD business, which contributed 85% of revenue, grew 42% versus the second quarter of 2024.
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The MRD business achieved profitability in the second quarter of 2025 with Adjusted EBITDA of $1.9 million.
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clonoSEQ test volume in the second quarter of 2025 grew 37% to 25,321 tests delivered versus the second quarter of 2024.
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Launched integration of clonoSEQ into Flatiron’s OncoEMR, an industry-leading electronic medical record platform for community oncology.
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Implemented NovaSeq X Plus for clonoSEQ clinical sequencing.
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Recognized $5.5 million in MRD pharma regulatory milestone revenue.
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Raising full year 2025 MRD revenue guidance to a new range of $190 million to $200 million, implying annual growth of 31% to 37%.
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Reducing total company full year 2025 cash burn guidance to a new range of $45 million to $55 million.

Second Quarter 2025 Financial Results

Revenue was $58.9 million for the quarter ended June 30, 2025, representing a 36% increase from the second quarter in the prior year. MRD revenue was $49.9 million for the quarter, representing a 42% increase from the second quarter in the prior year. Immune Medicine revenue was $8.9 million for the quarter, representing a 13% increase from the second quarter in the prior year.

Operating expenses for the second quarter of 2025 were $83.9 million, compared to $90.5 million in the second quarter of the prior year, which included $7.2 million of long-lived assets impairment charges, representing a decrease of 7%. Excluding the prior period impact of the long-lived assets impairment charges, operating expenses for the second quarter of 2025 increased 1% compared to the second quarter of 2024.

Interest and other income, net was $2.4 million for the second quarter of 2025, compared to $3.8 million in the second quarter of the prior year. Interest expense from our revenue interest purchase agreement was $2.9 million in the second quarter of 2025, compared to $2.7 million in the second quarter of the prior year.

Net loss was $25.6 million for the second quarter of 2025, compared to $46.2 million for the same period in 2024.

Adjusted EBITDA (non-GAAP) was a loss of $7.2 million for the second quarter of 2025, compared to a loss of $21.4 million for the second quarter of the prior year.

Cash, cash equivalents and marketable securities was $222.0 million as of June 30, 2025.

2025 Updated Financial Guidance

Adaptive Biotechnologies expects full year revenue for the MRD business to be between $190 million and $200 million, updated from the previous range between $180 million and $190 million. No revenue guidance is provided for the Immune Medicine business.

We expect full year total company operating expenses, including cost of revenue, to be between $335 million and $345 million.

We expect full year total company cash burn to be between $45 million and $55 million, updated from the previous range between $50 million and $60 million.

Management will provide further details on the outlook during the conference call.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its second quarter 2025 financial results after market close on Tuesday, August 5, 2025 at 4:30 PM Eastern Time. The conference call can be accessed at http://investors.adaptivebiotech.com. The webcast will be archived and available for replay at least 90 days after the event.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed. We apply our platform to partner with biopharmaceutical companies, inform drug development, and develop clinical diagnostics across our two business segments: Minimal Residual Disease (MRD) and Immune Medicine. Our commercial products and clinical pipeline enable the diagnosis, monitoring, and treatment of diseases such as cancer and autoimmune disorders. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts and other matters regarding our business strategies, use of capital, results of operations and financial position and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

To supplement our unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), this press release also includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss attributable to Adaptive Biotechnologies Corporation adjusted for interest and other income, net, interest expense, income tax (expense) benefit, depreciation and amortization expense, impairment costs for long-lived assets, restructuring expense and share-based compensation expense. We define our segment Adjusted EBITDA in the same way to the extent the net loss attributable to Adaptive Biotechnologies Corporation and adjustments are allocable to each segment. We have provided reconciliations of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA, including segment Adjusted EBITDA, to evaluate the financial performance of our business and segments and to evaluate the effectiveness of our strategies. We present these figures because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA, including segment Adjusted EBITDA, has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments we make. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA, including segment Adjusted EBITDA, does not reflect:

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all expenditures or future requirements for capital expenditures or contractual commitments;
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changes in our working capital needs;

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interest expense, which is an ongoing element of our costs to operate;
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income tax (expense) benefit, which may be a necessary element of our costs and ability to operate;
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the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;
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the noncash component of employee compensation expense;
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long-lived assets impairment costs; and
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the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, such as our restructuring activities and reductions in workforce.

In addition, Adjusted EBITDA, including segment Adjusted EBITDA, may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

ADAPTIVE INVESTORS
Karina Calzadilla, Vice President, Investor Relations

201-396-1687
investors@adaptivebiotech.com

ADAPTIVE MEDIA
Erica Jones, Associate Corporate Communications Director

206-279-2423
media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$58,879	$43,190	$111,322	$85,063
Operating expenses
Cost of revenue	17,999	19,317	34,978	37,368
Research and development	24,134	25,353	48,337	55,598
Sales and marketing	23,573	20,314	46,620	42,633
General and administrative	17,786	17,895	35,185	37,492
Amortization of intangible assets	423	424	842	847
Impairment of long-lived assets	—	7,205	—	7,205
Total operating expenses	83,915	90,508	165,962	181,143
Loss from operations	(25,036)	(47,318)	(54,640)	(96,080)
Interest and other income, net	2,391	3,766	5,070	7,988
Interest expense	(2,948)	(2,696)	(5,853)	(5,689)
Net loss	(25,593)	(46,248)	(55,423)	(93,781)
Add: Net (income) loss attributable to noncontrolling interest	(21)	26	(43)	52
Net loss attributable to Adaptive Biotechnologies Corporation	$(25,614)	$(46,222)	$(55,466)	$(93,729)
Net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	$(0.17)	$(0.31)	$(0.37)	$(0.64)
Weighted-average shares used in computing net loss per share attributable to Adaptive Biotechnologies Corporation common shareholders, basic and diluted	152,082,284	147,414,095	150,646,632	146,600,811

Adaptive Biotechnologies

Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$43,163	$47,920
Short-term marketable securities (amortized cost of $154,672 and $174,186, respectively)	154,710	174,374
Accounts receivable, net	44,285	41,731
Inventory, net	8,403	8,440
Prepaid expenses and other current assets	11,295	11,287
Total current assets	261,856	283,752
Long-term assets
Property and equipment, net	41,055	48,616
Operating lease right-of-use assets	43,338	45,767
Long-term marketable securities (amortized cost of $24,065 and $33,682, respectively)	24,100	33,660
Restricted cash	2,720	2,897
Intangible assets, net	2,583	3,425
Goodwill	118,972	118,972
Other assets	2,013	2,287
Total assets	$496,637	$539,376
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$6,908	$7,265
Accrued liabilities	7,205	8,157
Accrued compensation and benefits	9,700	15,838
Current portion of operating lease liabilities	9,957	10,239
Current portion of deferred revenue	55,301	55,689
Current portion of revenue interest liability, net	3,070	865
Total current liabilities	92,141	98,053
Long-term liabilities
Operating lease liabilities, less current portion	74,413	79,148
Deferred revenue, less current portion	20,032	27,256
Revenue interest liability, net, less current portion	130,495	132,414
Other long-term liabilities	20	20
Total liabilities	317,101	336,891
Commitments and contingencies
Shareholders’ equity
Preferred stock: $0.0001 par value, 10,000,000 shares authorized at June 30, 2025 and December 31, 2024; no shares issued and outstanding at June 30, 2025 and December 31, 2024	—	—
Common stock: $0.0001 par value, 340,000,000 shares authorized at June 30, 2025 and December 31, 2024; 152,234,772 and 147,773,744 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	15	14
Additional paid-in capital	1,538,919	1,506,353
Accumulated other comprehensive gain	73	166
Accumulated deficit	(1,359,290)	(1,303,824)
Total Adaptive Biotechnologies Corporation shareholders’ equity	179,717	202,709
Noncontrolling interest	(181)	(224)
Total shareholders’ equity	179,536	202,485
Total liabilities and shareholders’ equity	$496,637	$539,376

Adjusted EBITDA

The following is a reconciliation of net loss attributable to Adaptive Biotechnologies Corporation, the most directly comparable GAAP financial measure, to Adjusted EBITDA for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to Adaptive Biotechnologies Corporation	$(25,614)	$(46,222)	$(55,466)	$(93,729)
Interest and other income, net	(2,391)	(3,766)	(5,070)	(7,988)
Interest expense	2,948	2,696	5,853	5,689
Depreciation and amortization expense	4,502	5,003	9,233	10,217
Impairment of long-lived assets	—	7,205	—	7,205
Restructuring expense	—	680	—	1,724
Share-based compensation expense	13,359	12,958	25,506	27,256
Adjusted EBITDA	$(7,196)	$(21,446)	$(19,944)	$(49,626)

Segment Information (Including Segment Adjusted EBITDA)

The following sets forth segment information for the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
MRD:
Revenue	$49,938	$35,284	$93,659	$67,910
Adjusted EBITDA	1,912	(11,289)	(2,199)	(28,548)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(7,180)	$(23,077)	$(19,418)	$(50,337)
Depreciation and amortization expense	2,455	2,604	5,118	5,305
Impairment of long-lived assets	—	2,819	—	2,819
Restructuring expense	—	561	—	1,028
Share-based compensation expense	6,637	5,804	12,101	12,637
Adjusted EBITDA	$1,912	$(11,289)	$(2,199)	$(28,548)

Immune Medicine:
Revenue	$8,941	$7,906	$17,663	$17,153
Adjusted EBITDA	(6,069)	(7,033)	(11,515)	(13,960)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(12,355)	$(18,228)	$(23,836)	$(32,821)
Depreciation and amortization expense	1,616	1,967	3,258	4,049
Impairment of long-lived assets	—	4,386	—	4,386
Restructuring expense	—	119	—	696
Share-based compensation expense	4,670	4,723	9,063	9,730
Adjusted EBITDA	$(6,069)	$(7,033)	$(11,515)	$(13,960)